Exhibit 1.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 16, 2019, between Kitov Pharma Ltd., an Israeli corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) as to the Shares and (ii) an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder as to the Warrants, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.4.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“ADS Registration Statement” shall have the meaning ascribed to such term in Section 3.1(f).

“ADSs” means the American Depository Shares of the Company, each representing twenty (20) Ordinary Shares.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Ordinary Shares.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time ADSs or Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, ADSs or Common Stock.

“Company Counsel” means Haynes and Boone, LLP, with offices located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112.

“Company Israeli Counsel” means Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., with offices located at One Azrieli Center, Tel Aviv, Israel 67021.

“Deposit Agreement” means the Deposit Agreement dated as of November 25, 2015, among the Company, The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon, as Depositary under the Deposit Agreement.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on any day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed to an earlier time by the Placement Agent (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed to an earlier time by the Placement Agent.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, ADSs or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, which issuance was approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, for services rendered to the Company (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into ADSs or shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) ordinary shares of the Company issued in exchange for shares in TyrNovo Ltd., the majority owned subsidiary of the Company ("TyrNovo"), held by minority shareholders of TyrNovo, so long as (i) the number of ordinary shares of the Company issued in such transaction does not exceed 5% of the outstanding shares of the Company following issuance of the Securities and (ii) the ordinary shares to be issued are “restricted securities” (as defined in Rule 144) without registration rights that would enable or permit the filing of a resale registration statement during a period of 60 days following the Closing Date and (e) ordinary shares issued by TyrNovo in consideration for investment at a price per share of TyrNovo of at least $397.07 per share, the purchase price at which the Company acquired shares in TyrNovo, provided that such ordinary shares are “restricted securities” (as defined in Rule 144) without registration rights that would enable or permit the filing of a resale registration statement during a period of 60 days following the Closing Date.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(hh).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(hh).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Israeli Securities Laws” means the Securities Law, the rules and regulations promulgated under the Securities Law and any rules and regulations of the Tel Aviv Stock Exchange.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Ordinary Share(s)” means the ordinary shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Per Share Purchase Price” equals $1.75, inclusive of the Depositary ADS issuance fee of $0.01, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(hh).

“Placement Agent” means H.C. Wainwright & Co., LLC.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Statement” means the effective F-3 registration statement with Commission File No. 333-215037 which registers the sale of the Shares to the Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Law” means the Israeli Securities Law. 5728-1968.

“Shares” means the ADS issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the locating and borrowing of ADSs or shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder, including the applicable Depositary’s fee of US$0.01 per ADS for issuance of ADSs, as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants , all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.11 (b).

“Warrants” means, collectively, the ADSs purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five and a half years following the initial exercise date, in the form of Exhibit A attached hereto.

“Warrant ADSs” means the ADSs representing Warrant Shares.

“Warrant Shares” means the shares of Common Stock underlying the ADSs issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of approximately $[__] million of Shares and Warrants. Each Purchaser’s Subscription Amount, as set forth on the signature page hereto executed by such Purchaser shall be made available for “Delivery Versus Payment” settlement with the Company. The Company shall deposit the Ordinary Shares and instruct the Depositary to deliver to each Purchaser its respective ADSs and Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Placement Agent or such other location as the parties shall mutually agree. Unless otherwise directed by the Placement Agent settlement of the ADSs shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall cause the Depositary to issue the ADSs registered in the Purchasers’ names and addresses and released by the Depositary directly to the account(s) at the Placement Agent identified by each Purchaser; upon receipt of such ADSs, the Placement Agent shall promptly electronically deliver such ADSs to the applicable Purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company). Notwithstanding anything herein to the contrary, at the election of a Purchaser in the amount set forth on the signature page hereto, a Purchaser may elect to have an additional Subscription Amount immediately following the Closing and receive additional Shares and Warrants to the extent, and only to the extent, that such Purchaser’s Beneficial Ownership would not exceed 9.99% of the issued and outstanding shares of Common Stock immediately prior to the initial Closing or immediately following the initial Closing or at any time (“Additional Securities”). “Beneficial Ownership” shall have the meaning ascribed to such term in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Such closing for such additional Shares and Warrants shall occur by separate settlement immediately following the issuance in full of the Shares and Warrants issued at the Closing, and shall be conditioned upon, and shall only occur to the extent that, such Additional Securities do not cause the Purchaser’s Beneficial Ownership from exceeding 9.99% of the issued and outstanding shares of Common Stock immediately prior to the initial Closing or immediately following the initial Closing or at any time. The provisions relating to the issuance of the Additional Securities shall be construed and implemented in a manner otherwise than in strict conformity with such proviso to correct the provisions related to the issuance of the Additional Securities (or any portion hereof) which may be defective or inconsistent with the intended limitation on Beneficial Ownership herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation on Beneficial Ownership.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel and Company Israeli Counsel, directed to the Placement Agent and the Purchasers in form and substance reasonably acceptable to the Placement Agent and Purchasers;

(iii) subject to the last sentence of Section 2.1, contemporaneously with the Closing, a number of ADSs equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) per the instructions of such Purchaser set forth on such Purchaser’s signature page hereto;

(iv) a Warrant registered in the name of such Purchaser to purchase up to a number of ADSs equal to 75% of such Purchaser’s ADSs, with an exercise price equal to $2.00 per ADS, subject to adjustment therein; and

(v) a 90-day lock-up agreement (the “Lock-Up Agreements”) from each of the Company’s directors and officers, in a form reasonably acceptable to the Placement Agent and the Purchasers; and

(vi) with respect to purchasers in the United States of America, the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company via the clearing firm pursuant to the last sentence of Section 2.1, the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount, which shall be made available for “Delivery Versus Payment” settlement with the Company; and

(iii) with respect to Purchasers in the State of Israel, written confirmation that as of the date of any offer of securities, and as of the Closing Date, they fall within the scope of one of the criteria of Classified Investor pursuant to the First Addendum of the Securities Law, that they are fully aware of the significance of being a Classified Investor pursuant to such criteria and that they have given their consent, in form and substance reasonably satisfactory in all respects to the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the ADSs shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (if the concept of good standing exists in such jurisdiction), with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the SEC Reports. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus, the Prospectus Supplement and (iii) the listing of the Ordinary Shares underlying the ADSs and the Warrant ADSs on the Tel Aviv Stock Exchange, (iv) application(s) to each applicable Trading Market for the listing of the ADSs and the ADSs issuable upon the exercise of the Warrants for trading thereon in the time and manner required thereby, and (v) the filing of a Form D with the Commission and such filings are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement and the Warrants. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement and the Warrants. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on December 14, 2016 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement and the ADS Registration Statement (as defined below) are effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus with the Commission pursuant to Rule 424(b). At the time the Registration Statement and the ADS Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and the ADS Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Depositary have prepared and filed with the Commission a registration statement relating to ADSs on Form F-6 (File No. 333-207858) for registration under the Securities Act (the “ADS Registration Statement”) which is effective as of November 23, 2015. The Company was at the time of the filing of the Registration Statement eligible to use Form F-3. The Company is eligible to use Form F-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) calendar months, immediately prior to this offering, all as set forth in General Instruction I.B.5 of Form F-3.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock, Common Stock Equivalents or ADSs to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than as set forth on Schedule 3.1(g), except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, ADSs or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue ADSs or additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. Other than as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue ADSs or shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required or permitted, including current reports on Form 6-K, to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in the SEC Reports, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. No event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. Other than as disclosed on Schedule 3.1(j) , there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty which would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to or have valid and marketable rights to lease or otherwise use all real property that is described on the SEC Reports and good and marketable title in or have valid and marketable rights to lease or otherwise use all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could not reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage as described Schedule 3.1(q). Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w) Listing and Maintenance Requirements. The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the ADSs are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. The ADSs are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Warrants or Warrant Shares under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with IFRS. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(dd) Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ended December 31, 2018.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.12 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the ADSs, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s Placement Agent in connection with the placement of the Securities.

(hh) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company. The FDA has not expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company which would have a Material Adverse Effect.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s reasonable request.

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Warrants or the Warrant Shares by the Company to the Purchasers as contemplated hereby.

(nn) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Warrant or Warrant Shares by any form of general solicitation or general advertising. The Company has offered the Warrants and Warrant Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(oo) No Disqualification Events. With respect to the Warrant and Warrant Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(pp) Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(qq) Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Warrants and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state or Israeli securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either:

(i) if the Purchaser is located in the U.S., an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(5), (a)(6), (a)(7) or (a)(8) under the Securities Act,

(ii) if the Purchaser is located in the State of Israel, (A) an Israeli investor which falls within the scope of one of the criteria of Classified Investor pursuant to the First Addendum of the Securities Law and (B) located outside the United States and not a "U.S. Person" as defined in Rule 902 under the Securities Act, and

(iii) if the Purchaser is located in another non-U.S. jurisdiction, (A) a non-USA and non-Israeli investor qualifying as a “qualified investor” or comparable term as defined in the applicable jurisdiction under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction and (B) located outside the United States and not a "U.S. Person" as defined in Rule 902 under the Securities Act.

At the time such Purchaser was offered the Securities, it was not, and as of the date hereof it is not, and on each date on which it exercises any Warrants, it will not be an Enemy of Israel (as such term is defined under the Israeli Trading with the Enemy Ordinance of 1939) nor acting on behalf of or for the benefit of such.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(g) Lock Up. Such Purchaser is aware of the fact that (i) the Ordinary Shares underlying the ADSs may be subject to certain lock-up restrictions under Israeli Securities Laws, and therefore the resale of such Ordinary Shares on the Tel Aviv Stock Exchange may be subject to such restrictions and (ii) the Warrant ADSs and the Warrant Shares are subject to certain lock-up restrictions on the Tel Aviv Stock Exchange under Israeli Securities Laws, and the resale of the Warrant ADSs and the Warrant Shares on the Tel Aviv Stock Exchange is subject to such restrictions. Such Purchaser undertakes to comply with such restrictions with respect to the resale of the Securities on the Tel Aviv Stock Exchange.

(h) No Voting Agreements. The Purchaser is not a party to any agreement or arrangement, whether written or oral, between the Purchaser and any of the Company's shareholders as of the date hereof or a corporation in which the Company's shareholders are an Interested Party (as defined in the Companies Law) as of the date hereof, regulating the management of the Company, the shareholders' rights in the Company, the transfer of shares in the Company, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of the Company's shareholders, directors or officers.

(i) No Governmental Review. Such Purchaser understands that no Israeli or United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j) Brokers. Except for the Placement Agent (which is to be paid by the Company), no agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, for which the Company or any of its Affiliates after the Closing could have any liabilities in connection with this Agreement, any of the transactions contemplated by this Agreement, or on account of any action taken by the Purchaser in connection with the transactions contemplated by this Agreement.

(k) Independent Advice. Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

(l) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to knowledge of such Purchaser, any other general solicitation or general advertisement.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Removal of Legends.

(a) The Warrants, Warrant ADSs and Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Warrants, Warrant ADSs or Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Warrants, Warrant ADSs or Warrant Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Warrants, Warrant ADSs or Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Warrants, Warrant ADSs or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Warrants and Warrant ADSs may reasonably request in connection with a pledge or transfer of the Warrants or Warrant ADSs.

(d) Certificates evidencing the Warrant ADSs and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act (and in the case of affiliates, in connection with a specific contemplated resale), or (ii) following any sale of such Warrant Shares or Warrant ADSs pursuant to Rule 144, or (iii) if such Warrant ADSs or Warrant Shares are eligible for sale without restriction or volume limitations under Rule 144. The Company shall cause its counsel to issue a legal opinion to the Depositary promptly if required by the Depositary to effect the removal of the legend hereunder subject to receipt of customary certifications from the Purchaser in connection with such opinion. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant ADSs or Warrant Shares, or if such Warrant ADSs or Warrant Shares may be sold under Rule 144 without restriction or volume limitations then such Warrant ADSs or Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), the Company will, no later than the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Depositary of a certificate representing Warrant ADSs or Warrant Shares, as applicable, issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Depositary that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Warrant ADSs subject to legend removal hereunder shall be transmitted by the Depositary to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of a certificate representing Warrant ADSs issued with a restrictive legend.

(e) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) ADSs to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of ADSs, or a sale of a number of ADSs equal to all or any portion of the number of ADSs, that such Purchaser anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the ADSs so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Warrant ADSs that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Warrant ADSs (as the case may be) and ending on the date of such delivery and payment under this Section 4.1(e).

(f) The ADSs issued and sold shall be issued free of legends.

4.2 Furnishing of Information.

(a) Until no Purchaser owns Securities, the Company covenants to (i) use its best efforts to maintain the registration of the Securities under the Exchange Act, and (ii) maintain the registration of the ADSs under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities, including without limitation, under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Warrant ADSs (assuming cashless exercise) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) becomes an issuer described in Rule 144(i)(1)(i) in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Warrant ADSs, an amount in cash equal to two percent (2.0%) of the aggregate Exercise Price of such Purchaser’s Warrants commencing on the day of a Public Information Failure (or, in the event that the Warrants are not “in the money” (i.e., the intrinsic value of the Warrant is greater than zero) on the date of such Public Information Failure, on the earlier of (i) the 15th day after such Public Information Failure or (ii) the first Trading Day after such Public Information Failure that the Warrants are “in the money”) and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Warrant ADSs pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Warrants or Warrant Shares or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate solely with respect to the obligations of confidentiality in connection of the transactions contemplated hereby this Agreement. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission, (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b), and (c) the listing of Purchasers name in the Company’s register of securities holders, which registry is open to the security holders of the Company and which may be filed publicly by the Company from time to time.

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. Except as set forth in the Prospectus, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any ADSs, Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct), or (c) in connection with any registration statement of the Company providing for the resale by the Purchasers of the Warrant Shares issued and issuable upon exercise of the Warrants, the Company will indemnify each Purchaser Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 Reservation of ADSs and Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of ADSs and shares of Common Stock for the purpose of enabling the Company to issue ADSs and Shares of Common Stock pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.10 Listing of ADSs. The Company hereby agrees to use best efforts to maintain the listing or quotation of ADSs on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the ADSs and Warrant ADSs on such Trading Market and promptly secure the listing of all of the ADSs and Warrant ADSs on such Trading Market. The Company further agrees, if the Company applies to have the ADSs or Common Stock traded on any other Trading Market, it will then include in such application all of the ADSs and Warrant ADSs, and will take such other action as is necessary to cause all of the ADSs and Warrant ADSs to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its ADSs on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the ADSs for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Subsequent Equity Sales.

(a) From the date hereof until 45 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Common Stock or Common Stock Equivalents.

(b) From the date hereof until the first year anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of ADSs, Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ADSs or shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for ADSs or the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for ADSs or the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, “at-the-market” offering or similar transactions whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. Moreover, in the event that the closing price of the ADSs on the Company’s principal Trading Market equals or exceeds 200% of the Per Share Purchase Price for ten (10) consecutive Trading Days Section 4.11(b) shall be void and of no further force or effect.

4.12 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.13 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.14 Lock-Up. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any officer or director that is a party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

4.15 Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Warrant and Warrant Shares as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Warrant and Warrant Shares for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Depositary fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser). The Company shall pay stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers and shall reimburse the Purchasers for any fees charged to Purchasers by the Depositary in connection with holding the ADSs.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Trading Day, or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser, Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced or waived by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any ADSs subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such ADSs and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through the Placement Agent’s legal counsel. The Placement Agent’s legal counsel does not represent any of the Purchasers and only represent the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices, ADSs and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the ADSs or Common Stock that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KITOV PHARMA LTD.	Address for Notice:

By:	Fax:

Name:

Title:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO KTOV SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ______________________

Signature of Authorized Signatory of Purchaser: _______________________

Name of Authorized Signatory: __________________

Title of Authorized Signatory: ___________________

Email Address of Authorized Signatory: ____________________

Facsimile Number of Authorized Signatory: _____________________________

Address for Notice to Purchaser: __________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice): _______________

Subscription Amount: $______________

ADSs: ______________

Warrant ADSs: ____________

EIN Number: ____________

Lesser of maximum amount permitted pursuant to Section 2.1 and the limitation on Beneficial Ownership and $____________

(for purposes of clarity, the amount set forth on the immediately above line of this signature page is included in such Purchaser’s “Subscription Amount” for purposes of this Agreement and the Transaction Documents)

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the second (2nd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[SIGNATURE PAGES CONTINUE]

DISCLOSURE SCHEDULES TO

SECURITIES PURCHASE AGREEMENT, DATED AS OF JANUARY 16, 2019

Kitov Pharma Ltd. (the “Company”)

Schedule 3.1(g) – Cap Table

See attached cap table of Kitov Pharma Ltd. at the end of these Disclosure Schedules

As of the date hereof, the Company holds over 97% of the outstanding shares of its subsidiary TyrNovo Ltd., and other than 2,070 options to issue shares in TyrNovo (representing 7.88% on a fully diluted basis) there are no additional instruments convertible into shares of TyrNovo Ltd.

Schedule 3.1(j) – Litigation

2015 Motion to Approve a Class Action in Israel

On December 3, 2015, we announced that we received a lawsuit and motion to approve the lawsuit as a class action lawsuit pursuant to the Class Action Lawsuits Law 5766-2006 (the “2015 Motion”) which was filed against us and our directors at the Tel Aviv District Court (Economic Division). The 2015 Motion is with respect to asserted claims for damages to the holders of our securities listed on the Tel Aviv Stock Exchange, arising due to the public offering of our initial public offering of our securities in the U.S. during November 2015. In the 2015 Motion it was claimed that the class the petitioners are seeking to represent, namely, anyone holding our shares at the start of trading on November 22, 2015 exclusive of the respondents and/or anyone acting on their behalf and/or any affiliates thereof and excluding anyone whose rights to our shares derive from ADS certificates issued in the U.S to such extent as derived therefrom; and any holders of our Series 2 TASE listed warrants as of the start of trading on November 22, 2015, exclusive of the respondents and/or anyone acting on their behalf and/or any affiliates thereof (Purported Class). The total amount claimed from all defendants, if the 2015 Motion is certified as a class action, as set forth in the motion is approximately NIS 16.4 million. In addition to this amount, the petitioners in the motion are seeking remedies in order to redress discrimination against the Purported Class owing to the dilution caused by the public offering, including the possibility that the Purported Class should be awarded from Kitov Pharma amounts reflecting the losses of the Purported Class from a possible price increase in the shares of Kitov Pharma following the announcement of the Phase III clinical trial results.

Under applicable Israeli law, a motion to approve a lawsuit as a class action initially needs to be approved as such by the court. Only after such approval is granted by the court, will the court proceed to the second stage of hearing the underlying claims of the class action lawsuit. We announced that we reject the claims asserted in the 2015 Motion. We have delivered our response to the court in accordance with applicable law, and a preliminary hearing was held by the court on September 12, 2016. At such hearing the court determined that certain claims of the petitioners in connection with alleged personal interests by affiliates of Kitov Pharma in connection with the public offering of our initial public offering of our securities in the U.S. during November 2015 are not part of the grounds for the 2015 Motion and no remedies shall be sought by the petitioners in connection therewith. The court set a schedule for the submission by the petitioners of a motion for discovery, and any responses to such motion. An additional preliminary hearing was held on February 7, 2017. At that hearing the court ruled on the scope of the petitioners’ motion for discovery, and pursuant to such ruling Kitov Pharma delivered to the petitioners (subject to signing confidentiality undertakings) certain protocols of the board of directors of Kitov Pharma. The parties subsequently filed various motions in connection with discovery. On March 30, 2017 the court ordered the parties to negotiate on the matter in order to try and reach a procedural agreement. On June 4, 2017 a preliminary hearing was held at which the court ruled on matters concerning discovery and scheduled an evidentiary hearing for October 30, 2017. On October 24, 2017 the court issued a ruling to stay proceedings in this matter until January 15, 2018 due to the ongoing ISA Investigation. This stay was subsequently extended by the court, which ruled that the evidentiary hearing shall not be rescheduled and that the stay of proceedings shall remain in place pending delivery of a notice to the court by the ISA by no later than May 15, 2018 with respect to an update on the ISA Investigation. The stay was subsequently extended by the court to September 2018.

On November 8, 2016, a shareholder of Kitov Pharma submitted a request to the court in connection with the 2015 Motion to be excluded from the Purported Class and claiming to have independent causes of action and claims of approximately NIS 1 million. We responded to the court as required, and, amongst other arguments, we noted that pursuant to the Class Action Lawsuits Law 5766-2006 and the Regulations enacted thereunder, at the current stage of the court proceedings with respect to the Motion, such shareholder cannot petition to be excluded from the Purported Class. The court ordered the shareholder to respond to our response and he has done so. In May 2018 the shareholder submitted an independent lawsuit against us in the Haifa Magistrates Court seeking damages of approximately NIS 1.1 million (the “Separate Lawsuit”). In August 2018 the Haifa Magistrates Court transferred the separate lawsuit to the Tel Aviv Magistrates Court. We are of the view that such shareholder’s claims are identical to the asserted claims for damages in the Motion, and we have notified the court of such and have sought a stay of proceedings pending the outcome of the Motion. A hearing on our motion to dismiss the Separate Lawsuits and/or stay the proceedings has been scheduled for mid-March 2019.

We have been advised by our attorneys that the likelihood of Kitov Pharma not incurring any financial obligation as a result of the class action (including the 2015 Motion and the Separate Lawsuit) exceeds the likelihood that Kitov Pharma will incur a financial obligation. At this stage however, we are unable, with any degree of certainty, to make any other evaluations or any other assessments with respect to either the 2015 Motion’s or the Separate Lawsuit’s probabilities of success or the scope of potential exposure, if any.

ISA Investigation

On February 7, 2017, we announced that Kitov Pharma is currently being investigated by the Israeli Securities Authority (the “ISA” and the “Investigation,” or “ISA Investigation” respectively). We have not yet been advised by the ISA of the full scope and focus of the Investigation. However, as previously disclosed by us on May 1, 2017, we have had discussions with the ISA regarding the Investigation, and are able to provide additional information to our investors and other stakeholders, with regard to the nature of the ISA’s concerns with respect to Kitov Pharma.

Based on these discussions with the ISA, we understand that the Investigation with respect to Kitov Pharma relates to the Data Monitoring Committee (“DMC”) that was appointed in connection with our Phase III clinical trial of Consensi™. In connection with the clinical trial, we appointed an independent statistician and an orthopedist to serve as our DMC in order to review the preliminary results of the initial patient group, with respect to determining if it would be necessary to increase the number of patients to be enrolled in the clinical trial in order to demonstrate statistical validity required to meet the primary endpoint of the clinical trial.

This DMC’s responsibilities and reporting procedures were detailed in a document that was distributed to all the team members involved in the clinical trial, including the members of the DMC (the “Procedure”). According to this Procedure, a group of external independent statisticians was to receive the preliminary clinical trial results and analyze the standard deviations. The Procedure provided that the independent statisticians would send the analyzed standard deviations to both of the DMC members, who would then review the analysis, and determine whether or not the primary efficacy endpoint was met (i.e. they were to look at the statistician’s printout and see if the lower limit of the 95% confidence interval for the Consensi™ drug exceed 50% of the value for amlodipine). It is our understanding that the ISA is investigating the circumstances surrounding the actual dissemination of the statistical analysis to the members of the DMC, and whether or not this led to any misleading disclosures in any of the Company’s public filings.

We believe that the ISA’s concerns with respect to the DMC are misguided and not consistent with industry accepted U.S. Food and Drug Administration (“FDA”) regulatory requirements, nor with the procedures for the conduct of clinical trials for the purposes of New Drug Application submissions to the FDA. In addition, we strongly dispute the legal ramifications of any possible concerns of the ISA with respect to our disclosures in these matters. We firmly believe that (i) the information relating to the circumstances surrounding the actual dissemination of the statistical analysis to the members of this DMC is not material; and (ii) that such information was not material at the time of the Company’s announcement of the final clinical trial results. This matter had no impact whatsoever on the validity of the statistical analysis of the Consensi™ Phase III clinical trial data, which met its primary efficacy endpoint with statistical significance, and which statistical analysis was included in the final Phase III clinical study report which was part of our NDA submission subsequently filed by the FDA. In addition, the statistical analysis of the Phase III clinical trial results was recently further validated by the statistical analysis of the Consensi™ Phase III/IV renal function clinical trial data which had a similar primary efficacy endpoint. Furthermore, we believe that the ISA is not the regulatory body authorized to evaluate the materiality of events and the completeness of public disclosures made by us in compliance with United States federal securities laws.

The process actually undertaken by us in connection with such Phase III clinical trial results, fully complied with the requirements of the FDA, and the Medicines and Healthcare Products Regulatory Agency (“MHRA”) and the human ethics committee agreed-to protocol for the Phase III clinical trial of Consensi™ (“Clinical Trial Protocol”). Some clinical studies, mostly in certain types of Phase III clinical trial studies where it is required under the applicable clinical trial protocol, are overseen by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board or committee. This group recommends whether or not a trial may move forward at designated check points based on access to certain data from the study. The clinical study sponsor may also suspend or terminate a clinical trial based on evolving business objectives and/or competitive climate. According to the Consensi™ Phase III Clinical Trial Protocol approved by the above-mentioned regulatory authorities, no data monitoring committee or data safety monitoring board or committee was required at all, and the committee we named “DMC”, had no authority or power to modify or otherwise alter the conduct of the clinical trial, and was not tasked with usual data safety monitoring board or committee responsibilities related to a clinical trial.

In accordance with the Clinical Trial Protocol, which had been approved by the FDA, the decision as to whether or not to add additional patients, or to stop patient enrollment, was based solely upon the statistical analysis of the preliminary data performed by an independent statistician (who was also a member of our “DMC”). The statistical analysis of the preliminary data collected in the Phase III clinical trial definitively showed that the study met the pre-specified criteria the FDA required for stopping patient enrollment and completing the final statistical analyses. The statistical analyses of the efficacy data collected in the Phase III clinical trial of Consensi™, which was included in the final Phase III clinical study report which was part of our NDA submission subsequently filed by the FDA, resulted in a p-value of less than 0.001, clearly demonstrating that the Phase III clinical trial met its primary efficacy endpoint with statistical significance (any p-value less than 0.05 would have been adequate by statistical standards for proving efficacy). These results were recently further validated by the statistical analysis of the Consensi™ Phase III/IV renal function clinical trial data which had a similar primary efficacy endpoint.

The Investigation is still ongoing.

In September 2018 we announced that, following a filing by Kitov’s Chairman of the Board and Chief Medical Officer, Dr. Paul Waymack, of a motion to quash a subpoena for documents and testimony served on Dr. Waymack by the Securities and Exchange Commission (“SEC”), the SEC has commenced an action to enforce the subpoena. As stated by the SEC, “The application does not reflect a determination by the SEC or its staff that Waymack or Kitov Pharmaceuticals has violated any provisions of the federal securities laws or any provisions at issue in the Israel Securities Authority's investigation”. The formal order issued by the SEC, which authorizes the SEC Staff to issue subpoenas and take testimony, states that the Israel Securities Authority (“ISA”) has requested assistance in connection with an investigation and does not cite any other reason for issuing the formal order. Furthermore, counsel for the SEC has confirmed to Dr. Waymack’s counsel that the sole purpose of the SEC’s involvement in this matter is to facilitate obtaining documents and testimony from Dr. Waymack on behalf of the ISA, pursuant to the assistance memorandums between the SEC and ISA, which, as previously announced by Kitov, is conducting an ongoing investigation of Kitov and certain of its principals.

To our knowledge, according to Dr. Waymack’s filing, the SEC subpoena should be quashed because the SEC’s assistance to the ISA in this matter would prejudice the public interest of the United States; that in conducting the underlying investigation, the ISA has violated both Israeli and United States law that would normally prohibit the ISA’s conduct in certain matters in connection with the investigation; that Dr. Waymack’s rights under American law as an American citizen and a respected member of the medical community would not be respected and preserved by the SEC providing assistance to the ISA; that to allow the SEC’s subpoena to stand would result in an abuse of process; and, that the subpoena is also overly broad and unduly burdensome to both Dr. Waymack and Kitov. To our knowledge no hearing has been held yet with respect to these motions involving Dr. Waymack.

2017 Motions to Approve a Class Action in Israel

On February 16, 2017, we announced that four lawsuits and motions to approve the lawsuits as a class action lawsuit were filed against us and certain of our office holders at the Tel Aviv District Court (Economic Division), and served on us, with each such motion relating to the ISA Investigation into our public disclosures around certain aspects of the studies related to our lead drug candidate, Consensi™ (the “2017 Motions”). One of these motions was subsequently withdrawn.

The petitioners in one of the motions petitioned the court to dismiss the other 2017 Motions (“Petition for Dismissal”). On December 19, 2017 the court granted the Petition for Dismissal and dismissed the other outstanding 2017 Motions.

The remaining motion from the 2017 Motions was filed against us, our executive directors and certain of our present and former directors, by certain shareholders who are requesting to act as representatives of all shareholders of record from December 10, 2015 until February 6, 2017, in the Tel Aviv Stock Exchange. The plaintiffs allege, among other things, that we included misleading information in our public filings which caused the class for which the plaintiffs are seeking recognition, an aggregate loss of approximately NIS 29 million (approximately US$ 8 million at prevailing exchange rates). We have not yet delivered our response to the court, and we will do so in accordance with applicable law and the court’s instructions. The court has ordered a stay of proceedings due to the ongoing ISA Investigation until late February 2019.

Under applicable Israeli law, a motion to approve a lawsuit as a class action initially needs to be approved as such by the court. Only after such approval is granted by the court, will the court proceed to the second stage of hearing the underlying claims of the class action lawsuit.

Our management rejects the claims in all of the aforesaid 2017 Motions. At this preliminary stage we are unable, with any degree of certainty, to make any evaluations or any assessments with respect to the 2017 Motions as to the probability of success or the scope of potential exposure, if any.

U.S. Class Actions

United States District Court for the Southern District of New York

On February 7, 2017, an individual who allegedly acquired Kitov Pharma’s securities, individually and on behalf of a putative class of investors who purchased or otherwise acquired Kitov Pharma’s securities, filed a lawsuit relating to the ISA Investigation in the United States District Court for the Southern District of New York against Kitov Pharma, its CEO and CFO, alleging violations of U.S. federal securities laws and seeking unspecified damages and other relief based on, among other things, Kitov Pharma allegedly including misleading information in its public filings. Our time to respond to the Complaint is to be determined.

On May 19, 2017, we filed a brief in opposition to a pending motion by two individuals to, among other things, appoint The Rosen Law Firm, P.A. as lead plaintiffs’ counsel, on the basis that the firm represents an overlapping putative class of plaintiffs in the consolidated California state court action which is discussed below. On May 26, 2017, the movants filed a reply brief in which they represent that they are withdrawing their request to appoint The Rosen Law Firm, P.A. as plaintiffs’ co-lead counsel.

By order entered on May 5, 2017, the court approved the parties’ proposed case schedule, thereby providing the plaintiffs through June 19, 2017 to file an amended complaint. An amended complaint was filed on June 19, 2017, which complaint limited the scope of its claims as compared to the original complaint.

On August 2, 2017, we filed a motion to dismiss the amended complaint in its entirety. Plaintiffs opposed our motion on August 30, 2017, and our reply was filed on September 27, 2017. In addition, on September 20, 2017, we filed a letter motion requesting a conference on the issue of whether this litigation should be dismissed following our discovery of posts on an investment message board appearing to have been made by the lead plaintiff in the case, and stating that he did not know himself to be a plaintiff in this action. On September 21st, the court granted our request for a conference, and on November 7th, the court ordered that the issues raised in our letter motion would be considered together with and supplementing our motion to dismiss. In March 2018, the court rendered a decision on our motion to dismiss, dismissing all claims against our CFO and a partial dismissal of certain claims against Kitov Pharma and our CEO. There is presently an initial pretrial conference scheduled for June 28, 2018, and Kitov Pharma’s Answer to the Complaint is due on July 12, 2018.

Superior Court of the State of California for the County of San Mateo

On February 10, 2017, an individual who allegedly acquired Kitov Pharma’s securities, individually and on behalf of a putative class of investors who purchased or otherwise acquired Kitov Pharma’s securities, filed a lawsuit relating to the ISA Investigation in the Superior Court of the State of California for the County of San Mateo against Kitov Pharma, its CEO and CFO, and the underwriters of Kitov Pharma’s initial public offering, alleging violations of U.S. federal securities laws and seeking unspecified damages and other relief based on, among other things, Kitov Pharma allegedly including misleading information in its public filings.

On March 20, 2017, an individual who allegedly acquired Kitov Pharma’s securities, individually and on behalf of a putative class of investors who purchased or otherwise acquired Kitov Pharma’s securities, filed a lawsuit relating to the ISA Investigation in the Superior Court of the State of California for the County of San Mateo against Kitov Pharma, its CEO and CFO, and the underwriters of Kitov Pharma’s initial public offering, alleging violations of U.S. federal securities laws and seeking unspecified damages and other relief based on, among other things, Kitov Pharma allegedly including misleading information in its public filings.

On April 6, 2017, the Superior Court of the State of California for the County of San Mateo entered an order consolidating the two California putative class actions, appointed the lead counsel to plaintiffs in the consolidated action and set a case schedule. An amended complaint was filed on or about June 5, 2017.

On August 3, 2017, a motion of demurrer was filed on behalf of the Company and the individual defendants to dismiss the complaint against them, and, in the alternative, a motion was filed to stay the action, including, until the Supreme Court of the United States had ruled as to the jurisdiction of the California state court to hear this dispute. The underwriter defendants also filed a motion of demurrer. Answering papers were filed by plaintiffs on September 19, 2017; our reply papers were filed on October 19, 2017; and the hearing on this motion was held on October 26, 2017. At the hearing, the judge ruled against us, the individual defendants and our underwriters, denying our demurrers and our motions to stay the entirety of the matter. We filed an answer on or about November 24, 2017. On December 15, 2017, we filed a more limited motion to stay discovery pending the resolution of the ISA Investigation. Following plaintiffs’ opposition to our motion on January 5, 2018 and our reply in further support on January 16, 2018, the court ruled in our favor after arguments on January 29th, 2018 staying discovery by plaintiffs against the Company and the individual defendants until June 1, 2018, at which point the parties are to update the court on the status of the ISA’s investigation, while continuing discovery against the underwriters. Subsequent to such stay, a continuance of that stay order was entered, further staying all deadlines in the case for an additional 60 days and scheduling a conference with the Court for July 16, 2018.

Although we maintain directors’ and officers’ liability insurance, with an extension to cover the Company as well, and which is expected to cover much of our expected costs in connection with the 2015 Motion, the ISA Investigation, the 2017 Motions and the U.S. Class Actions after payment by us of the policy deductibles, the insurance companies may reject our claims for coverage under the policy or the coverage may not be adequate to cover future claims. Furthermore, we are required to indemnify our underwriters for their legal defense costs or any other damages in the California putative class actions, and such indemnification will not be covered under the policy. To date we have already received requests from our underwriters to indemnify them for their legal costs in connection with the California putative class actions in an aggregate amount of approximately $293,000, most of which amount has already been paid by us as of the date hereof. Additionally, we may be unable to maintain our existing directors’ and officers’ liability insurance in the future at satisfactory rates or adequate amounts.

Settlement of U.S. Class Actions

In July 2018 we entered into a stipulation and agreement of settlement that is intended to settle the US Class Actions.

Under the terms of the proposed settlement, the Classes in all of the Actions will receive aggregate consideration of $2.0 million. The settlement consideration, as well as ancillary expenses, is expected to be funded by the Company’s insurance carriers, who have indicated to us that they have already made reserves for the settlement consideration. The Company expects that the proposed settlement will have no impact on the Company’s Statement of Operations.

The proposed settlement contains no admission of wrongdoing and reiterates that the Company has always maintained and continues to believe that it did not engage in any wrongdoing or otherwise commit any violation of federal or state securities laws or other laws, including, without limitation, vigorous denials that the Company’s public statements were misleading; that it failed to disclose any material information from investors; that it acted in any deceitful manner; that any investment losses sustained by the Classes were caused by the Company’s or other defendants’ alleged misconduct, and that they have any liability to the Classes in the Actions. The settlement also reiterates that Company’s counsel also have researched the applicable law and believes that the Company and other defendants can successfully defend against all claims in the Actions, and that they continue to believe that the claims asserted in the Actions have no merit, and the Classes have no evidence to support their claims.

The Company and the other defendants agreed to the proposed settlement on the basis of the advice and recommendations of the Company’s insurance carriers, who are indemnifying the Company for the expenses of conducting a defense in the Actions, as well as paying judgments which may be assessed as a result of the Actions. As such, the Company and the other defendants believe that further litigation of the Actions would be protracted, burdensome, and expensive for the Company as well as its insurers, and that it is desirable and beneficial that the claims asserted in the Actions be fully and finally settled and terminated in the manner of the proposed settlement, with no additional costs to the Company or to the other defendants.

Upon the effectiveness of the proposed settlement, the Company and its directors and officers as well as the other defendants named in the Actions will be released from the claims that were asserted or could have been asserted in the Actions by Class members participating in the settlement. The proposed settlement is subject to the completion of final documentation, preliminary and final approval by the District Court for the Southern District of New York and dismissal by the plaintiffs with prejudice of the State Actions, funding of the $2.0 million in cash by the Company’s insurance carriers, and other customary closing conditions. Further, the Company has the right to terminate the settlement if Class members timely and validly requesting exclusion from the Class meet the conditions set forth in a confidential supplemental agreement with the lead plaintiffs. There can be no assurance that the settlement will be finalized and approved and, even if approved, whether the conditions to closing will be satisfied, and the actual outcome of this matter may differ materially from the terms of the settlement described herein. We expect the hearings in connection with the final approval of the proposed settlement to be held later in January 2019.

Other than the 2015 Motion, the Separate Lawsuit, the ISA Investigation, the 2017 Motions and the U.S. Class Actions, we are not currently a party to any significant legal or arbitration proceedings involving any third party, including governmental proceedings pending or known to be contemplated, which may have, or have had in the recent past, significant effects on the company’s financial position or profitability.

Schedule 3.1(q) – Insurance

Type of insurance	Inception date	Expiry date	Insurer	Limit of liability
D&O	16/12/2018	16/12/2019	HCC+ Zurich	$10,000,000 on a stretch base limit
D&O Side A DIC	16/12/2018	16/12/2019	Navigators	$5,000,000
Property (office)	01/01/2019	31/12/2019	Harel	ILS 242,000 property
Third party liability (as part of the office insurance)	01/01/2019	31/12/2019	Harel	ILS 4,000,000 OCC. ILS 8,000,000 AGG.
Employers Liability	01/01/2019	31/12/2019	Harel	ILS 20 M OCC/AGG

Schedule 3.1(aa) – Solvency

None.

As of January 16, 2019
Issued and Outstanding Ordinary Shares	2013 Employee Option Plan	2016 Employee Option Plan	Series A NASDAQ Traded Warrants	Nov. 2015 Underwriter Warrants	July 2016 Placement Agent Warrants	July 2017 Investor Warrants	July 2017 Placement Agent Warrants	June 2018 Placement Agent Warrants	June 2018 Non-Traded Investor Warrants	Fully Diluted
19,437,836	2,308	1,241,199	6,835,669	157,945	141,176	359,205	170,222	228,000	1,630,000	30,203,560